UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2017

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 23, 2017, the Company’s Chief Operating Officer, Joe Redling, announced that, as a result of the Company’s progress, and after consideration of the long-term needs of the Company and his personal goals, he was leaving the Company effective July 31, 2017 to explore new career opportunities.

Under a Confidential Transition, Separation, and General Release Agreement dated May 23, 2017, Mr. Redling will receive separation benefits as set forth in his employment agreement, dated December 2, 2013. In addition, Mr. Redling will receive (i) his performance based restricted stock units for the 2015-2017 performance period, to the extent earned by the Company, when determined and paid in 2018 and (ii) the accelerated vesting of the final tranche of his sign-on option grant scheduled for January 2, 2018.

The Company thanks Mr. Redling for his service to Vonage and wishes him the very best in the future.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: May 23, 2017	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer

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